As filed with the Securities and Exchange Commission on February 1, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	5140	20-3537265
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

19 W. Flagler Street, Suite 902

Miami, FL 33130

800-611-3622

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Arik Maimon

Chief Executive Officer

19 W. Flagler Street, Suite 902

Miami, FL 33130

800-611-3622

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq. David Selengut, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Phone: (212) 370-1300 Fax: (212) 370-7889	Mitchell S. Nussbaum, Esq. Angela M. Dowd, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Phone: (212)407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-249690

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Proposed Maximum Aggregate Offering Price(1) (2)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, par value $0.001 per share and warrants to purchase Common Stock (3)	$2,300,000	$250.93
Common Stock included as part of the units (3)	—	—	(4)
Warrants to purchase shares of Common Stock included as part of the units (3)	—	—	(4)
Shares of Common Stock underlying warrants (3)(5)	2,300,000	250.93
Representative’s Warrants(3)	$—	$—	(4)
Shares of Common Stock underlying representative’s warrants (3) (6)	$230,000	$25.09
Total	$4,830,000	$526.95	(7)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-249690).

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	The warrants are exercisable at a per share price of 100% of the per Unit public offering price.

(6)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants issued to the representative of the underwriters are exercisable at a per share exercise price equal to 125% of the per share public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $230,000 (which is equal to 125% of $184,000 (8% of $2,300,000)).

(7)	The registrant previously registered securities having a proposed maximum aggregate offering price of $24,150,000 on its Registration Statement on Form S-1, as amended (File No. 333-249690), which was declared effective by the Securities and Exchange Commission on February 1, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $4,830,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of $2,300,000 of additional units of Cuentas Inc. (the “Registrant”), including $300,000 of units that may be purchased by the underwriters to cover over-allotments, if any, with each consisting of one share of Common Stock and a warrant to purchase one share of purchase Common Stock, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1.

This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-249690) (the “Prior Registration Statement”), initially filed by the Registrant on October 28, 2020 and declared effective by the Securities and Exchange Commission on February 1, 2021. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-249690) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Ellenoff Grossman & Schole LLP
5.2	Opinion of AM LAW, LLC
23.1	Consent of Halperin CPA
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
23.3	Consent of AM LAW, LLC (included in Exhibit 5.2)
24	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No. 333-249690), filed on October 28, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, State of Florida, on the 1st day of February, 2021.

CUENTAS INC.

By:	/s/ Arik Maimon
	Name:	Arik Maimon
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arik Maimon	Chief Executive Officer and Director	February 1, 2021
Arik Maimon	(Principal Executive Officer)

/s/ Ran Daniel	Chief Financial Officer	February 1, 2021
Ran Daniel	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael De Prado	President and Director	February 1, 2021
Michael De Prado

*	Director	February 1, 2021
Adiv Baruch

*	Director	February 1, 2021
Richard J. Berman

*	Director	February 1, 2021
Yochanon Bruk

*By:	/s/ Arik Maimon
Arik Maimon, Attorney-in-fact

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